EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 333-28661, 2-99389, 33-21699, 33-35288, and 33-45386) and Form S-3
(Registration No. 33-60485).



Arthur Andersen LLP


Minneapolis, Minnesota,
December 21, 2000